News Release	Beam Inc. 510 Lake Cook Road Deerfield, Illinois 60015-4964 www.beamglobal.com

FOR IMMEDIATE RELEASE

CONTACT
Media Relations	Investor Relations
Clarkson Hine	Tony Diaz
+1-847-444-7515	+1-847-444-7690
Clarkson.Hine@beamglobal.com	Tony.Diaz@beamglobal.com

BEAM INC. REPORTS THIRD QUARTER RESULTS

•	Sales Increase to a Third Quarter Record on Broad-Based Global Growth

•	New Products, Power Brands & Rising Stars Fuel Market Outperformance

•	Adjusted Pro Forma Diluted EPS Rises 13%

•	Company Tracking Towards High End of 2011 Earnings Target Range

Deerfield, Illinois, November 3, 2011 – Beam Inc. (NYSE: BEAM), a leading global premium spirits company, today reported results for the third quarter of 2011. For Beam as a standalone spirits business, net sales increased 10% and diluted earnings per share rose 13% to $0.53 from $0.47 in the year-ago quarter, on an adjusted pro forma basis. Year to date, adjusted pro forma net sales are up 10% and diluted earnings per share are up 11%. Given the company’s strong year-to-date sales performance, Beam is on track to achieve full-year results towards the high end of its 2011 earnings target range.

On a reported basis under the former Fortune Brands structure, third-quarter diluted EPS was $2.67 versus $0.66 in the year-ago quarter. These results include the gain on sale from the July divestiture of the golf business and results for the Fortune Brands Home & Security business that was spun-off to shareholders on October 3, 2011.

“Beam delivered record third-quarter sales that grew faster than our markets,” said Matt Shattock, president & chief executive officer of Beam. “We outperformed at the top line on strong growth for our Power Brands, Rising Stars and successful new products, as well as some timing benefits in the U.S. and Australia.

“Our investments in brand building and innovation continued to pay off in broad-based global growth in the third quarter. Sales of our Power Brands grew 11% benefiting from standout performance for Jim Beam, Teacher’s and Courvoisier. Our Rising Star brands were sharply higher, led by strong growth from our Skinnygirl cocktails acquisition – which once again added to our overall share gain in the quarter – as well as sustained double-digit growth for super-premium brands including Knob Creek bourbon and Laphroaig Scotch.

Crafting the Spirits that Stir the World

BEAM INC. REPORTS THIRD QUARTER RESULTS, PAGE 2

“As anticipated, growth in Beam’s third-quarter operating income was tempered by factors including our increase of more than 20% in brand investment plus start-up costs related to new products. Starting here in the fourth quarter, increases in brand investment will moderate to a rate more in line with sales growth,” Shattock added.

Strong Year-to-Date Performance

“We are pleased with our year-to-date performance, which includes sales growth for each of our Power Brands and Rising Stars, the brands on which we focus our investments. Our successful efforts to energize our markets with dynamic innovations and speed to market have helped fuel these gains, and we’re seeing strong consumer response to new products including Devil’s Cut by Jim Beam, Knob Creek Single Barrel Reserve, Pucker Flavored Vodka and Courvoisier Rosé, as well as the international launch of innovations such as Red Stag,” Shattock continued.

Results for Beam on an adjusted pro forma basis:

Adjusted pro forma is defined as Beam results before charges/gains adjusted to assume that Beam was an independent business as of the beginning of 2010, including the impact of public company corporate expense, Beam’s tax rate, and the benefit of the debt reduction associated with the Fortune Brands separation plan. It is also adjusted for the one-time startup benefit of the new Australia spirits distribution agreement announced earlier this year.

For the third quarter:

•	Net income for Beam was $83.4 million, or $0.53 per diluted share, up 13% from $0.47 in the year-ago quarter, benefiting partly from lower year-over-year interest expense.

•	Net sales were $707.3 million, up 10%.

•

On a comparable basis – excluding excise taxes and adjusting for foreign exchange, acquisitions/divestitures, and the ongoing impact of the new Australia spirits distribution agreement – total net sales would have been up 12%.

•	Operating income was $142.4 million, up 4%.

For the year to date (January – September):

•	Net income for Beam was $225.2 million, or $1.43 per diluted share, up 11% from $1.29, benefiting partly from lower year-over-year interest expense.

•	Net sales were $2.04 billion, up 10%.

•	On the comparable basis described above, net sales were up 10%.

•	Operating income was $399.5 million, up 3%.

•	Return on invested capital (rolling 12 months) was 7% and was 23% excluding intangibles.

Crafting the Spirits that Stir the World

BEAM INC. REPORTS THIRD QUARTER RESULTS, PAGE 3

For the third quarter of 2011, including former business units of Fortune Brands:

•

Reflecting Fortune Brands’ multi-business structure prior to completion of the separation – including the gain on sale from the July divestiture of the golf business and results for the Fortune Brands Home & Security business spun off in October – GAAP net income was $413.1 million, or $2.67 per diluted share, compared to $0.66 per diluted share in the year-ago quarter.

•	These results reflect items including after-tax charges of $63 million for business separation costs and an after-tax gain on the sale of the golf business of $476 million.

Confidence in EPS Growth Outlook for 2011

“We continue to expect that our global spirits market will grow at a low-single-digit rate in 2011, and we’re pleased with our progress as we enter the fourth quarter,” Shattock said. “We believe the execution of our focused strategy has primed Beam to accelerate profitable long-term growth. As increases in brand investment moderate to a rate more in line with sales growth here in the fourth quarter, we expect operating income will begin to grow faster than sales. At the same time, our strong year-to-date sales performance enhances our confidence in our full-year prospects. As a result, we now expect to deliver results towards the high end of our full-year earnings target range of high-single-digit growth in adjusted pro forma diluted EPS against a base of $1.92 in 2010.”

The company also is targeting for 2011 an earnings-to-free-cash conversion rate at or above 90%, and a net debt-to-EBITDA ratio of approximately 2.5 times reflecting the company’s strong capital structure.

(continued on next page)

Crafting the Spirits that Stir the World

BEAM INC. REPORTS THIRD QUARTER RESULTS, PAGE 4

Key Brand Performance

Net sales growth, year to date (January – September):

Power Brands	+10%
Jim Beam	+7%
Maker’s Mark	+10%
Sauza (1)	+2%
Courvoisier	+22%
Canadian Club	+6%
Teacher’s	+16%

Rising Stars	+57%
Laphroaig	+20%
Knob Creek	+23%
Basil Hayden	+30%
Cruzan	+9%
Hornitos	+10%
EFFEN	+34%
Pucker Vodka	new
Skinnygirl	+959%
Sourz	+5%

Local Jewels	-1%

Value Creators	-3%

Total Portfolio	+10%

Growth rates presented on a comparable basis, which excludes excise taxes and adjusts for foreign exchange, and the ongoing impact of the new Australia spirits distribution agreement.

Results include ready-to-drink products.

(1)	Excludes Hornitos

About Beam Inc.

As one of the world’s leading premium spirits companies, Beam is Crafting the Spirits that Stir the World. Consumers from all corners of the globe call for the company’s brands, including Jim Beam Bourbon, Maker’s Mark Bourbon, Sauza Tequila, Canadian Club Whisky, Courvoisier Cognac, Teacher’s Scotch Whisky, Laphroaig Scotch Whisky, Cruzan Rum, Hornitos Tequila,

Crafting the Spirits that Stir the World

BEAM INC. REPORTS THIRD QUARTER RESULTS, PAGE 5

Knob Creek Bourbon, EFFEN Vodka, Pucker Flavored Vodka, Larios Gin, Whisky DYC, DeKuyper Cordials, and Skinnygirl Cocktails. The Beam portfolio includes 10 of the world’s top 100 premium spirits brands and some of the industry’s fastest growing innovations. Beam is focused on delivering superior performance with its unique combination of scale with agility and a strategy of Creating Famous Brands, Building Winning Markets and Fueling Our Growth. Beam and its 3,200 passionate associates worldwide generated 2010 sales of $2.7 billion on volume of 33 million 9-liter cases.

Headquartered in Deerfield, Illinois, Beam is traded on the New York Stock Exchange under the ticker symbol BEAM and is included in the S&P 500 Index and the MSCI World Index. For more information on Beam, its brands, and its commitment to social responsibility, please visit www.beamglobal.com and www.drinksmart.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to general economic conditions and credit market instability; customer defaults and related bad debt expense; competitive market pressures (including pricing pressures); changes in customer preferences and trends; risks pertaining to strategic acquisitions and joint ventures, particularly financial and integration risks; any possible downgrades of the company’s credit ratings; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; inability to attract and retain qualified personnel; the impact of excise tax increases and customs duties on distilled spirits; the status of the U.S. rum excise tax cover-over program; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; tax law changes and/or interpretation of existing tax laws; potential liabilities, costs and uncertainties of litigation; ability to secure and maintain rights to trademarks and trade names; impairment in the carrying value of goodwill or other acquired intangible assets; disruptions at production facilities; risks related to the Home & Security spin-off; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted

Crafting the Spirits that Stir the World

BEAM INC. REPORTS THIRD QUARTER RESULTS, PAGE 6

accounting principles (“GAAP”), including the following measures that are presented on an adjusted pro forma basis: net sales, diluted earnings per share, comparable net sales, operating income, return on invested capital before charges/gains, earnings-to-free-cash conversion rate and net debt-to-EBITDA. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

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Crafting the Spirits that Stir the World

Beam Inc.

Consolidated Income Statement

(Beam and Home & Security in Cont. Operations / Golf in Discontinued Operations)

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(In millions, except per share amounts)	2011	2010	% Change	2011	2010	% Change
Net sales	$1,555.4	$1,456.8	6.8%	$4,535.1	$4,237.9	7.0%

Cost of products sold	820.5	746.4	9.9%	2,405.6	2,193.0	9.7%
Excise taxes on spirits	128.0	128.3	(0.2)%	409.5	382.7	7.0%
Advertising, selling, general and administrative expenses	438.2	379.8	15.4%	1,208.9	1,121.3	7.8%
Amortization of intangible assets	7.7	7.8	(1.3)%	23.2	24.4	(4.9)%
Restructuring charges	5.0	14.6	(65.8)%	7.5	15.1	(50.3)%
Business separation costs	82.9	—	n/m	102.6	—	n/m
Loss on sale of brands and related assets	—	8.6	n/m	—	8.6	n/m

Operating income	73.1	171.3	(57.3)%	377.8	492.8	(23.3)%

Interest expense	39.7	50.1	(20.8)%	125.5	151.9	(17.4)%
Loss on early extinguishment of debt	134.0	—	n/m	134.0	—	n/m
Other income, net	(35.8)	(5.5)	n/m	(31.8)	(25.4)	n/m

(Loss) income from continuing operations before income taxes	(64.8)	126.7	n/m	150.1	366.3	(59.0)%

Income tax (benefit) expense	(1.3)	25.9	n/m	57.5	40.6	41.6%

(Loss) income from continuing operations	(63.5)	100.8	n/m	92.6	325.7	(71.6)%
Income from discontinued operations, net of tax	477.3	3.9	n/m	734.4	82.8	n/m

Net income	413.8	104.7	n/m	827.0	408.5	102.4%
Less: Noncontrolling interests	0.7	2.1	(66.7)%	4.1	6.3	(34.9)%

Net income attributable to Beam Inc.	$413.1	$102.6	n/m	$822.9	$402.2	104.6%

Amounts attributable to Beam Inc. common shareholders:
(Loss) income from continuing operations	$(63.8)	$100.5	n/m	$91.7	$324.9	(71.8)%
Income from discontinued operations	476.9	2.1	n/m	731.2	77.3	n/m

Net income	$413.1	$102.6	n/m	$822.9	$402.2	104.6%

Basic earnings (loss) per Beam Inc. common share:
Continuing operations	$(0.41)	$0.66	n/m	$0.59	$2.13	(72.3)%
Discontinued operations	3.08	0.01	n/m	4.74	0.51	n/m

Net income	$2.67	$0.67	n/m	$5.33	$2.64	101.9%

Diluted earnings (loss) per Beam Inc. common share:
Continuing operations	$(0.41)	$0.65	n/m	$0.58	$2.11	(72.5)%
Discontinued operations	3.08	0.01	n/m	4.66	0.50	n/m

Net income	$2.67	$0.66	n/m	$5.24	$2.61	100.8%

Weighted-average common shares outstanding
Basic	154.8	152.6	1.4%	154.3	152.2	1.4%
Diluted	154.8	154.3	0.3%	157.2	153.9	2.1%

Note: GAAP results reflect the Golf segment as a discontinued operation beginning in the quarter ended June 30, 2011; results for periods prior thereto have been reclassified to conform to the discontinued operations presentation. GAAP results reflect the Home & Security segment in continuing operations. The spin-off of Home & Security was effective October 3, 2011; consequently, the Home & Security business will be presented as a discontinued operation beginning in the quarter ending December 31, 2011.

Beam Inc.

Adjusted Pro Forma Financial Information

(Standalone Beam Business)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In millions, except per share amounts)	2011	2010	% Change	2011	2010	% Change
Net sales	$707.3	$643.1	10.0%	$2,036.8	$1,847.7	10.2%
Less: Excise taxes on spirits	128.0	128.3	(0.2)%	409.5	382.7	7.0%

Net sales excluding excise taxes	579.3	514.8	12.5%	1,627.3	1,465.0	11.1%

Cost of products sold	241.0	205.0	17.6%	683.4	588.9	16.0%

Gross profit	338.3	309.8	9.2%	943.9	876.1	7.7%

Advertising and marketing	96.0	78.2	22.8%	261.7	214.7	21.9%
Selling, general and administrative	95.7	90.4	5.9%	270.5	263.0	2.9%
Amortization of intangible assets	4.2	4.0	5.0%	12.2	12.4	(1.6)%

Operating income	142.4	137.2	3.8%	399.5	386.0	3.5%

Interest expense	31.0	38.4	(19.3)%	93.0	115.2	(19.3)%
Other (income) expense	(4.0)	1.5	n/m	0.1	7.0	n/m

Income before income taxes	115.4	97.3	18.6%	306.4	263.8	16.1%

Income taxes	32.0	24.3	31.7%	81.2	65.9	23.2%

Net income	$83.4	$73.0	14.2%	$225.2	$197.9	13.8%

Diluted earnings per share	$0.53	$0.47	12.8%	$1.43	$1.29	10.9%

Diluted weighted-average common shares	157.6	154.3		157.2	153.9

EBITDA	$169.9	$162.2	4.7%	$478.9	$459.9	4.1%
EBITDA margin (net sales excluding excise taxes)	29.3	31.5	(7.0)%	29.4	31.4	(6.4)%

Adjusted Pro Forma Return on Avg. Invested Capital (ROIC) - Twelve Months Ended September 30, 2011
ROIC	7%
ROIC excluding intangibles	23%

Note: Adjusted Pro Forma Financial Information is not derived in accordance with U.S. GAAP and is provided for informational purposes. Refer to the Notes to Adjusted Pro Forma Financial Information on page 12 for additional information regarding the Company’s use of these non-GAAP measures. Definitions of these measures and reconciliations to the most closely comparable U.S. GAAP measures are presented in the following pages 13 - 21.

Beam Inc.

Adjusted Pro Forma Financial Information

(Standalone Beam Business)

(Unaudited)

	Three Months Ended
	June 30,		March 31,		December 31,
(In millions, except per share amounts)	2011	2010	2011	2010	2010
Net sales	$702.8	$631.5	$626.7	$573.1	$818.1
Less: Excise taxes on spirits	132.5	128.0	148.9	126.4	188.3

Net sales excluding excise taxes	570.3	503.5	477.8	446.7	629.8

Cost of products sold	240.2	198.2	202.4	185.8	272.5

Gross profit	330.1	305.3	275.4	260.9	357.3

Advertising and marketing	99.3	76.9	66.5	59.6	92.9
Selling, general and administrative	87.6	85.8	86.9	86.7	94.1
Amortization of intangible assets	4.1	4.1	3.9	4.3	3.9

Operating income	139.1	138.5	118.1	110.3	166.4

Interest expense	31.0	38.4	31.0	38.4	38.4
Other (income) expense	2.9	6.5	1.3	(1.0)	(3.0)

Income before income taxes	105.2	93.6	85.8	72.9	131.0

Income taxes	27.1	23.4	22.1	18.2	32.7

Net income	$78.1	$70.2	$63.7	$54.7	$98.3

Diluted earnings per share	$0.50	$0.46	$0.41	$0.36	$0.63

Diluted weighted-average common shares	157.3	154.1	156.6	153.2	155.7

Note: Adjusted Pro Forma Financial Information is not derived in accordance with U.S. GAAP and is provided for informational purposes. Refer to the Notes to Adjusted Pro Forma Financial Information on page 12 for additional information regarding the Company’s use of these non-GAAP measures. Reconciliations of these measures to the most closely comparable U.S. GAAP measures are presented in the following pages 13 - 21.

Beam Inc.

Summary Balance Sheet

(Beam and Home & Security in Cont. Operations / Golf in Discontinued Operations)

(Unaudited)

(In millions)	September 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$476	$865
Accounts receivable, net	744	805
Inventories
Maturing spirits	1,252	1,254
Raw materials, supplies and work in process	313	291
Finished products	384	312

Total inventories	1,949	1,857
Other current assets	453	400

Total current assets	3,622	3,927

Property, plant and equipment, net	1,240	1,218
Goodwill and other intangible assets, net	6,521	6,618
Other assets	192	230
Assets of discontinued operations	—	681

Total assets	$11,575	$12,674

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$420	$614
Accounts payable	399	442
Long-term debt	2,321	3,637
Other liabilities	2,117	1,960
Liabilities of discontinued operations	—	333

Total liabilities	5,257	6,986

Stockholders’ equity	6,314	5,671
Noncontrolling interests	4	17

Total equity	6,318	5,688

Total liabilities and equity	$11,575	$12,674

Note: GAAP results reflect the Golf segment as a discontinued operation beginning in the quarter ended June 30, 2011; results for periods prior thereto have been reclassified to conform to the discontinued operations presentation. GAAP results reflect the Home & Security segment in continuing operations. The spin-off of Home & Security was effective October 3, 2011; consequently, the Home & Security business will be presented as a discontinued operation beginning in the quarter ending December 31, 2011.

Beam Inc.

Adjusted Pro Forma Summary Balance Sheet

(Standalone Beam Business)

(Unaudited)

(In millions)	September 30, 2011	December 31, 2010	September 30, 2010
Assets
Cash and cash equivalents	$112	$672	$476
Accounts receivable, net	352	431	375
Inventories
Maturing spirits	1,252	1,254	1,238
Other raw materials, supplies and work in process	117	111	122
Finished products	211	158	198

Total inventories	1,580	1,523	1,558
Other current assets	339	286	306

Total current assets	2,383	2,912	2,715

Property, plant and equipment, net	702	668	642
Goodwill and other intangible assets, net	4,272	4,365	4,364
Other assets	112	178	190

Total assets	$7,469	$8,123	$7,911

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$417	$611	$605
Accounts payable	141	189	186
Long-term debt	1,504	1,920	1,946
Other liabilities	1,339	1,177	1,124

Total liabilities	3,401	3,897	3,861

Equity	4,068	4,226	4,050

Total liabilities and equity	$7,469	$8,123	$7,911

Note: Adjusted Pro Forma financial information is not derived in accordance with U.S. GAAP and is provided for informational purposes. Refer to the Notes to Adjusted Pro Forma Financial Information on page 12 for additional information regarding the Company’s use of these non-GAAP measures. Reconciliations of these measures to the most closely comparable U.S. GAAP measures are presented on the following pages 13 - 21.

Beam Inc.

Notes to Adjusted Pro Forma Financial Information

The adjusted pro forma income information set forth below is unaudited and has been derived from Beam Inc. consolidated financial statements. The adjusted pro forma information is for informational purposes and is not intended to represent what our results of operations or financial position would have been had the separation transactions occurred on the dates set forth below. The adjusted pro forma information should not be considered indicative of our future results of operations as an independent spirits company.

GAAP results reflect the Golf segment as a discontinued operation beginning in the second quarter of 2011; results in periods prior to the second quarter of 2011 have been reclassified to conform to the new presentation. GAAP results will reflect the Home & Security (“H&S”) segment as a discontinued operation beginning with the effective date of its spin-off.

Operating Results Adjusted Pro Forma Information

Adjusted pro forma is defined as results from continuing operations before charges/gains adjusted to assume that Beam Inc. was an independent business as of the beginning of 2010, including the impact of public company corporate expense, the business’s underlying tax rate, and the benefit of the debt reduction associated with the separation plan. More specifically, the adjusted pro forma information gives pro forma effect to the following:

•	The sale of the Company’s Golf segment and spin-off of the Company’s Home & Security segment as if both had occurred on January 1, 2010.

•

The assumed reduction of $1.7 billion of debt on January 1, 2010 principally consisting of $0.9 billion repurchased in August 2011 with proceeds from the Golf sale and an expected $0.5 billion using the proceeds of the tax free dividend from the Home & Security segment. The Company estimates the annualized interest expense reduction resulting from this debt reduction will be approximately $60 million (and includes the impact of the settlement of related interest rate swaps). The actual reduction in interest expense may differ and is dependent upon the particular bond issuances that are ultimately tendered and retired.

•

The elimination of charges/gains associated with (i) restructuring and other charges/benefits, (ii) gains/losses on the sales of brands and related assets, and (iii) income tax related credits related to the resolution of foreign and US income tax audit examinations. Other charges/benefits include items that management does not believe are indicative of the Company’s underlying performance for purposes of analysis of the Company’s performance on a year-over-year basis. These items are further described in the GAAP to Adjusted Pro Forma reconciliations.

•

The elimination of non-recurring business separation costs incurred to implement the proposed separation of the Company’s three businesses, including severance and other employee-related costs, financial advisor fees, the loss from the debt extinguishment described above, and other separation-related costs.

•	Adjustments to the Company’s expected corporate office cost structure as a result of the separation transactions as if they had occurred on January 1, 2010.

•	The 2011 impact of the Company’s one-time benefit under the new distribution agreement in Australia.

•	An estimated Beam Inc. standalone effective income tax rate of approximately 25% in the 2010 periods and 26—27% in the 2011 periods.

Balance Sheet Adjusted Pro Forma Information

The September 30, 2011 GAAP balance sheet reflects the sale of Golf, the extinguishment of $0.9 billion carrying value of debt, and an approximately $140 million loss on the debt extinguishment. The September 30, 2011 Adjusted Pro Forma balance sheet includes pro forma adjustments to reflect the spin-off of Home & Security, a $0.5 billion dividend from Home & Security, and the assumed reduction of $0.8 billion of debt.

Both the December 31, 2010 and the September 30, 2010 GAAP balance sheets include Golf as a discontinued operation and Home & Security as a continuing operation. Both the December 31, 2010 and the September 30, 2010 Adjusted Pro Forma balance sheets include the following adjustments: (1) the sale of Golf for proceeds of approximately $1.2 billion; (2) the spin-off of Home & Security and $500 million dividend from Home & Security to Beam immediately prior to the spin-off; (3) $1.7 billion extinguishment of carrying value of debt and the related $140 million extinguishment loss (based on actual redemptions through September 30, 2011) and (4) the equity impact of the Golf sale based on the net discontinued operations assets as of each balance sheet date and the $1.2 billion of sale proceeds. The purpose of these pro forma adjustments is to provide comparable balance sheets to use in the calculation of certain of the Company’s performance measures such as return on invested capital.

Use of Non-GAAP Measures

We sometimes use information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain of these data are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. By definition, all pro-forma information presented herein is non-GAAP financial information. In addition, the Company uses other non-GAAP financial measures such as Adjusted EBITDA, Net Debt/EBITDA, and Adjusted return on average invested capital excluding intangibles, among others.

These non-GAAP financial measures supplement our GAAP disclosures and should not be an alternative to the GAAP measure. Management believes this information provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period were it functioning as an independent spirits company. The adjusted pro forma information may be inconsistent with similar measures presented by other companies. The reconciliations of these measures to the most comparable GAAP measure are provided on the following pages.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(In millions)

(Unaudited)

	Three Months Ended September 30, 2011
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Acquisition Related		Restructure and Related Charges	Maxxium Distribution Gain		Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)		(f)	(g)		(i)
Net sales	$1,555.4	$(848.1)	$—	$—	$—		$—	$—		$—	$707.3
Less: Excise taxes on spirits	—	—	(128.0)	—	—		—	—		—	(128.0)

Net sales excluding excise taxes	1,555.4	(848.1)	(128.0)	—	—		—	—		—	579.3

Cost of products sold	820.5	(577.0)	—	—	—		(2.5)	—		—	241.0
Excise taxes on spirits	128.0	—	(128.0)	—	—		—	—		—	—
Advertising and other SG&A expenses	438.2	(206.8)	(231.4)	—	—		—	—		—	—
Advertising and marketing	—	—	96.0	—	—		—	—		—	96.0
Selling, general and administrative	—	—	135.4	(11.4)	(25.0)		(3.3)	—		—	95.7
Amortization of intangible assets	7.7	(3.5)	—	—	—		—	—		—	4.2
Restructuring charges	5.0	(1.1)	—	—	—		(3.9)	—		—	—
Business separation costs	82.9	(2.4)	—	(80.5)	—		—	—		—	—

Operating income	73.1	(57.3)	—	91.9	25.0		9.7	—		—	142.4

Interest expense	39.7	—	—	(8.7)	—		—	—		—	31.0
Loss on early extinguishment of debt	134.0	—	—	(134.0)	—		—	—		—	—
Other (income) expense	(35.8)	(1.8)	—	—	—		—	7.6		26.0	(4.0)

Income from continuing operations before income taxes	(64.8)	(55.5)	—	234.6	25.0		9.7	(7.6)		(26.0)	115.4

Income taxes	(1.3)	(b)	(i)	(i)		(i)	(i)		(i)	33.3	32.0

Income from continuing operations	$(63.5)	—	—	—	—		—	—		$(59.3)	$83.4

	Three Months Ended September 30, 2010
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Acquisition Related		Restructure and Related Charges	Loss on Sale of Brands and Related Assets		Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)		(f)	(h)		(i)
Net sales	$1,456.8	$(813.7)	$—	$—	$—		$—	$—		$—	$643.1
Less: Excise taxes on spirits	—	—	(128.3)	—	—		—	—		—	(128.3)

Net sales excluding excise taxes	1,456.8	(813.7)	(128.3)	—	—		—	—		—	514.8

Cost of products sold	746.4	(540.4)	—	—	—		(1.0)	—		—	205.0
Excise taxes on spirits	128.3	—	(128.3)	—	—		—	—		—	—
Advertising and other SG&A expenses	379.8	(197.0)	(182.8)	—	—		—	—		—	—
Advertising and marketing	—	—	78.2	—	—		—	—		—	78.2
Selling, general and administrative	—	—	104.6	(10.6)	—		(3.6)	—		—	90.4
Amortization of intangible assets	7.8	(3.8)	—	—	—		—	—		—	4.0
Restructuring charges	14.6	(0.1)	—	—	—		(14.5)	—		—	—
Loss on sale of brands and related assets	8.6	—	—	—	—		—	(8.6)		—	—

Operating income	171.3	(72.4)	—	10.6	—		19.1	8.6		—	137.2

Interest expense	50.1	—	—	(11.7)	—		—	—		—	38.4
Other (income) expense	(5.5)	0.7	—	—	—		—	—		6.3	1.5

Income from continuing operations before income taxes	126.7	(73.1)	—	22.3	—		19.1	8.6		(6.3)	97.3

Income taxes	25.9	(b)	(i)	(i)		(i)	(i)		(i)	(1.6)	24.3

Income from continuing operations	$100.8	—	—	—	—		—	—		$(4.7)	$73.0

(a)	Represents GAAP results from continuing operations. The GAAP results exclude the Golf segment which was reported as a discontinued operation in accordance with GAAP beginning in the second quarter of 2011.
(b)	Adjustment to eliminate the financial results of the Home & Security segment from continuing operations. The Home & Security segment will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2011, the period in which the spin-off of the business occurred.
(c)	Adjustments to reclassify excise taxes to a reduction from “Net sales” and to present “Advertising and marketing” and “Selling, general and administrative” expenses (previously included in “Advertising and other SG&A expenses”) as separate expense lines.
(d)	Adjustments to (i) eliminate nonrecurring business separation costs incurred to implement the plan to separate Fortune Brands’ businesses, principally transaction and professional advisory fees, severance and other employee related costs and certain other costs incurred in connection with the separation; (ii) reduce the Company’s corporate office cost structure effective January 1, 2010 to reflect the expected cost structure of Beam Inc., as a standalone public spirits company; (iii) reduce interest expense to reflect the assumed reduction of debt on January 1, 2010 as further described in the Notes to Adjusted Pro Forma Financial Information; and (iv) eliminate the loss on early extinguishment of debt.
(e)	Adjustment to eliminate acquisition-related contingent consideration accrued in September 2011.
(f)	Adjustment to eliminate restructuring and related charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(g)	Adjustment to eliminate a gain related to a dividend distribution from our Maxxium investment.
(h)	Adjustment to eliminate a loss on the sale of certain brands and related assets.
(i)	Adjustments to eliminate income tax related matters (related to the resolution of routine foreign and US income tax audit examinations) and adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(In millions)

(Unaudited)

	Nine Months Ended September 30, 2011
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Acquisition Related		Restructure and Related Charges	Maxxium & Australia Distribution	Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)		(f)	(g),(h)	(j)
Net sales	$4,535.1	$(2,452.0)	$—	$—	$—		$—	$(46.3)	$—	$2,036.8
Less: Excise taxes on spirits	—	—	(409.5)	—	—		—	—	—	(409.5)

Net sales excluding excise taxes	4,535.1	(2,452.0)	(409.5)	—	—		—	(46.3)	—	1,627.3

Cost of products sold	2,405.6	(1,691.0)	—	—	—		(8.5)	(22.7)	—	683.4
Excise taxes on spirits	409.5	—	(409.5)	—	—		—	—	—	—
Advertising and other SG&A expenses	1,208.9	(613.0)	(595.9)	—	—		—	—	—	—
Advertising and marketing	—	—	261.7	—	—		—	—	—	261.7
Selling, general and administrative	—	—	334.2	(36.0)	(25.0)		(2.7)	—	—	270.5
Amortization of intangible assets	23.2	(11.0)	—	—	—		—	—	—	12.2
Restructuring charges	7.5	(1.8)	—	—	—		(5.7)	—	—	—
Business separation costs	102.6	(2.4)	—	(100.2)	—		—	—	—	(0.0)

Operating income	377.8	(132.8)	—	136.2	25.0		16.9	(23.6)	—	399.5

Interest expense	125.5	—	—	(32.5)	—		—	—	—	93.0
Loss on early extinguishment of debt	134.0	—	—	(134.0)	—		—	—	—	—
Other (income) expense	(31.8)	(2.8)	—	—	—		—	7.6	27.1	0.1

Income from continuing operations before income taxes	150.1	(130.0)	—	302.7	25.0		16.9	(31.2)	(27.1)	306.4

Income taxes	57.5	(b)	(j)	(j)		(j)	(j)	(j)	23.7	81.2

Income from continuing operations	$92.6	—	—	—	—		—	—	$(50.8)	$225.2

	Nine Months Ended September 30, 2010
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Acquisition Related		Restructure and Related Charges	Loss on Sale of Brands and Related Assets	Income Tax Related Items	Adjusted Pro Forma Results (Non—GAAP)
	(a)	(b)	(c)	(d)	(e)		(f)	(i)	(j)
Net sales	$4,237.9	$(2,390.2)	$—	$—	$—		$—	$—	$—	$1,847.7
Less: Excise taxes on spirits	—	—	(382.7)	—	—		—	—	—	(382.7)

Net sales excluding excise taxes	4,237.9	(2,390.2)	(382.7)	—	—		—	—	—	1,465.0

Cost of products sold	2,193.0	(1,601.5)	—	—	—		(2.6)	—	—	588.9
Excise taxes on spirits	382.7	—	(382.7)	—	—		—	—	—	—
Advertising and other SG&A expenses	1,121.3	(599.3)	(522.0)	—	—		—	—	—	—
Advertising and marketing	—	—	214.7	—	—		—	—	—	214.7
Selling, general and administrative	—	—	307.3	(37.4)	—		(6.9)	—	—	263.0
Amortization of intangible assets	24.4	(12.0)	—	—	—		—	—	—	12.4
Restructuring charges	15.1	(0.8)	—	—	—		(14.3)	—	—	—
Loss on sale of brands and related assets	8.6	—	—	—	—		—	(8.6)	—	—

Operating income	492.8	(176.6)	—	37.4	—		23.8	8.6	—	386.0

Interest expense	151.9	—	—	(36.7)	—		—	—	—	115.2
Other (income) expense	(25.4)	0.5	—	—	—		—	—	31.9	7.0

Income from continuing operations before income taxes	366.3	(177.1)	—	74.1	—		23.8	8.6	(31.9)	263.8

Income taxes	40.6	(b)	(j)	(j)		(j)	(j)	(j)	25.3	65.9

Income from continuing operations	$325.7	—	—	—	—		—	—	$(57.2)	$197.9

(a)	Represents GAAP results from continuing operations. The GAAP results exclude the Golf segment which was reported as a discontinued operation in accordance with GAAP beginning in the second quarter of 2011.
(b)	Adjustment to eliminate the financial results of the Home & Security segment from continuing operations. The Home & Security segment will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2011, the period in which the spin-off of the business occurred.
(c)	Adjustments to reclassify excise taxes to a reduction from “Net sales” and to present “Advertising and marketing” and “Selling, general and administrative” expenses (previously included in “Advertising and other SG&A expenses”) as separate expense lines.
(d)	Adjustments to (i) eliminate nonrecurring business separation costs incurred to implement the plan to separate Fortune Brands’ businesses, principally transaction and professional advisory fees, severance and other employee related costs and certain other costs incurred in connection with the separation; (ii) reduce the Company’s corporate office cost structure effective January 1, 2010 to reflect the expected cost structure of Beam Inc., as a standalone public spirits company; (iii) reduce interest expense to reflect the assumed reduction of debt on January 1, 2010 as further described in the Notes to Adjusted Pro Forma Financial Information; and (iv) eliminate the loss on early extinguishment of debt.
(e)	Adjustment to eliminate acquisition-related contingent consideration accrued in September 2011.
(f)	Adjustment to eliminate restructuring and related charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(g)	Adjustment made to eliminate the one-time sales and margin impact associated with transition to our new long-term distribution agreement in Australia.
(h)	Adjustment to eliminate a gain related to a dividend distribution from our Maxxium investment.
(i)	Adjustment to eliminate a loss on the sale of certain brands and related assets.
(j)	Adjustments to eliminate income tax related matters (related to the resolution of routine foreign and US income tax audit examinations) and adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(In millions)

(Unaudited)

	Three Months Ended June 30, 2011
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Restructure and Related Charges	Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)
Net sales	$1,592.4	$(889.6)	$—	$—	$—	$—	$702.8
Less: Excise taxes on spirits	—		(132.5)				(132.5)

Net sales excluding excise taxes	1,592.4	(889.6)	(132.5)	—	—	—	570.3

Cost of products sold	841.3	(599.7)	—	—	(1.4)	—	240.2
Excise taxes on spirits	132.5	—	(132.5)	—	—	—	—
Advertising and other SG&A expenses	412.8	(215.7)	(197.1)	—	—	—	—
Advertising and marketing	—	—	99.3	—	—	—	99.3
Selling, general and administrative	—	—	97.8	(10.2)	—	—	87.6
Amortization of intangible assets	7.9	(3.8)	—	—	—	—	4.1
Restructuring charges	0.1	(0.3)	—	—	0.2	—	—
Business separation costs	10.3	—	—	(10.3)	—	—	—

Operating income	187.5	(70.1)	—	20.5	1.2	—	139.1

Interest expense	42.1	—	—	(11.1)	—	—	31.0
Other (income) expense	3.0	(0.1)	—	—	—	—	2.9

Income from continuing operations before income taxes	142.4	(70.0)	—	31.6	1.2	—	105.2

Income taxes	39.2	— (b)	— (f)	— (f)	— (f)	(12.1)	27.1

Income from continuing operations	$103.2	—	—	—	—	$12.1	$78.1

	Three Months Ended June 30, 2010
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Restructure and Related Charges	Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)
Net sales	$1,509.6	$(878.1)	$—	$—	$—	$—	$631.5
Less: Excise taxes on spirits	—	—	(128.0)	—	—	—	(128.0)

Net sales excluding excise taxes	1,509.6	(878.1)	(128.0)	—	—	—	503.5

Cost of products sold	781.9	(582.8)	—	—	(0.9)	—	198.2
Excise taxes on spirits	128.0	—	(128.0)	—	—	—	—
Advertising and other SG&A expenses	383.9	(208.7)	(175.2)	—	—	—	—
Advertising and marketing	—	—	76.9	—	—	—	76.9
Selling, general and administrative	—	—	98.3	(11.5)	(1.0)	—	85.8
Amortization of intangible assets	8.2	(4.1)	—	—	—	—	4.1
Restructuring charges	(0.6)	(0.3)	—	—	0.9	—	—

Operating income	208.2	(82.2)	—	11.5	1.0	—	138.5

Interest expense	49.9	—	—	(11.5)	—	—	38.4
Other (income) expense	(18.8)	(0.3)	—	—	—	25.6 (g)	6.5

Income from continuing operations before income taxes	177.1	(81.9)	—	23.0	1.0	(25.6)	93.6

Income taxes	(3.6)	— (b)	— (f)	— (f)	— (f)	27.0	23.4

Income from continuing operations	$180.7	—	—	—	—	$(52.6)	$70.2

(a)	Represents GAAP results from continuing operations. The GAAP results exclude the Golf segment which was reported as a discontinued operation in accordance with GAAP beginning in the second quarter of 2011.
(b)	Adjustment to eliminate the financial results of the Home & Security segment from continuing operations. The Home & Security segment will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2011, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation.
(c)	Adjustments to reclassify excise taxes to a reduction from “Net sales” and to present “Advertising and marketing” and “Selling, general and administrative” expenses (previously included in “Advertising and other SG&A expenses”) as separate expense lines.
(d)	Adjustments to (i) eliminate nonrecurring business separation costs to implement the plan to separate Fortune Brands’ businesses, principally transaction and professional advisory fees and certain other costs incurred in connection with the separation; (ii) reduce the Company’s corporate office cost structure effective January 1, 2010 to reflect the expected cost structure of Beam Inc., as a standalone public spirits company; and (iii) reduce interest expense to reflect the assumed reduction of debt on January 1, 2010 as further described in the Notes to Adjusted Pro Forma Financial Information.
(e)	Adjustment to eliminate restructuring and related charges primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(f)	Adjustments to eliminate income tax related matters (related to the resolution of routine foreign and US income tax audit examinations) and adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(In millions)

(Unaudited)

	000,00	000,00	000,00	000,00	000,00	000,00	000,00	000,00
	Three Months Ended March 31, 2011
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Restructure and Related Charges	Australia Distribution Agreement	Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Net sales	$1,387.3	$(714.3)	$—	$—	$—	$(46.3)	$—	$626.7
Less: Excise taxes on spirits	—	—	(148.9)	—	—	—	—	(148.9)

Net sales excluding excise taxes	1,387.3	(714.3)	(148.9)	—	—	(46.3)	—	477.8

Cost of products sold	743.9	(514.2)	—	—	(4.6)	(22.7)	—	202.4
Excise taxes on spirits	148.9	—	(148.9)	—	—	—	—	—
Advertising and other SG&A expenses	357.7	(190.5)	(167.2)	—	—	—	—	—
Advertising and marketing	—	—	66.5	—	—	—	—	66.5
Selling, general and administrative	—	—	100.7	(14.4)	0.6	—	—	86.9
Amortization of intangible assets	7.6	(3.7)	—	—	—	—	—	3.9
Restructuring charges	2.5	(0.4)	—	—	(2.1)	—	—	—
Business separation costs	9.5	—	—	(9.5)	—	—	—	—

Operating income	117.2	(5.5)	—	23.9	6.1	(23.6)	—	118.1

Interest expense	43.7	—	—	(12.7)	—	—	—	31.0
Other (income) expense	1.0	(0.8)	—	—	—	—	1.1	1.3

Income from continuing operations before income taxes	72.5	(4.7)	—	36.6	6.1	(23.6)	(1.1)	85.8

Income taxes	19.6	(b)	(g)	(g)	(g)	(g)	2.5	22.1

Income from continuing operations	$52.9	—	—	—	—	—	$(3.6)	$63.7

	For the three months ended March 31, 2010
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Restructure and Related Charges	Australia Distribution Agreement		Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)			(g)
Net sales	$1,271.5	$(698.4)	$—	$—	$—	$—		$—	$573.1
Less: Excise taxes on spirits	—	—	(126.4)	—	—	—		—	(126.4)

Net sales excluding excise taxes	1,271.5	(698.4)	(126.4)	—	—	—		—	446.7

Cost of products sold	664.7	(478.2)	—	—	(0.7)	—		—	185.8
Excise taxes on spirits	126.4	—	(126.4)	—	—	—		—	—
Advertising and other SG&A expenses	357.6	(193.7)	(163.9)	—	—	—		—	—
Advertising and marketing	—	—	59.6	—	—	—		—	59.6
Selling, general and administrative	—	—	104.3	(15.3)	(2.3)	—		—	86.7
Amortization of intangible assets	8.4	(4.1)	—	—	—	—		—	4.3
Restructuring charges	1.1	(0.4)	—	—	(0.7)	—		—	—

Operating income	113.3	(22.0)	—	15.3	3.7	—		—	110.3

Interest expense	51.9	—	—	(13.5)	—	—		—	38.4
Other (income) expense	(1.1)	0.1	—	—	—	—		—	(1.0)

Income from continuing operations before income taxes	62.5	(22.1)	—	28.8	3.7	—		—	72.9

Income taxes	18.3	(b)	(g)	(g)	(g)		(g)	(0.1)	18.2

Income from continuing operations	$44.2	—	—	—	—	—		$0.1	$54.7

(a)	Represents results from continuing operations. The results exclude the Golf segment which was reported as a discontinued operation in accordance with GAAP beginning in the second quarter of 2011.
(b)	Adjustment to eliminate the financial results of the Home & Security segment from continuing operations. The Home & Security segment will be classified as a discontinued operation in accordance with GAAP beginning in the fourth quarter of 2011, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation.
(c)	Adjustments to reclassify excise taxes to a reduction from “Net sales” and to present “Advertising and marketing” and “Selling, general and administrative” expenses (previously included in “Advertising and other SG&A expenses”) as separate expense lines.
(d)	Adjustments to (i) eliminate nonrecurring business separation costs incurred to implement the plan to separate Fortune Brands’ businesses, principally transaction and professional advisory fees and certain other costs incurred in connection with the separation; (ii) reduce the Company’s corporate office cost structure effective January 1, 2010 to reflect the expected cost structure of Beam Inc., as a standalone public spirits company; and (iii) reduce interest expense to reflect the assumed reduction of debt on January 1, 2010 as further described in the Notes to Adjusted Pro Forma Financial Information.
(e)	Adjustment to eliminate restructuring and related charges (and credits) primarily related to facility consolidations, supply chain and distribution and other organizational streamlining initiatives.
(f)	Adjustment made to eliminate the one-time sales and margin impact associated with transition to our new long-term distribution agreement in Australia.
(g)	Adjustments to eliminate income tax related matters (related to the resolution of routine foreign and US income tax audit examinations) and adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(In millions)

(Unaudited)

	Three Months Ended December 31, 2010
	GAAP	Home & Security	Income Statement Reclass	Standalone Company Adjustments	Restructure and Related Charges	Loss on Sale of Brands and Related Assets		Income Tax Related Items	Adjusted Pro Forma (Non-GAAP)
	(a)	(b)	(c)	(d)	(e)	(f)		(g)
Net sales	$1,662.0	$(843.9)	$—	$—	$—	$—		$—	$818.1
Less: Excise taxes on spirits	—	—	(188.3)	—	—	—		—	(188.3)

Net sales excluding excise taxes	1,662.0	(843.9)	(188.3)	—	—	—		—	629.8

Cost of products sold	850.3	(576.8)	—	—	(1.0)	—		—	272.5
Excise taxes on spirits	188.3	—	(188.3)	—	—	—		—	—
Advertising and other SG&A expenses	416.2	(212.3)	(203.9)	—	—	—		—	—
Advertising and marketing	—	—	92.9	—	—	—		—	92.9
Selling, general and administrative	—	—	111.0	(14.5)	(2.4)	—		—	94.1
Amortization of intangible assets	7.6	(3.7)	—	—	—	—		—	3.9
Restructuring charges	8.3	(7.2)	—	—	(1.1)	—		—	—
Loss on sale of brands and related assets	7.5	—	—	—	—	(7.5)		—	—

Operating income	183.8	(43.9)	—	14.5	4.5	7.5		—	166.4

Interest expense	50.1	—	—	(11.7)	—	—		—	38.4
Other (income) expense	(8.8)	0.5	—	—	—	—		5.3	(3.0)

Income from continuing operations before income taxes	142.5	(44.4)	—	26.2	4.5	7.5		(5.3)	131.0

Income taxes	34.9	— (b)	— (g)	— (g)	— (g)	—	(g)	(2.2)	32.7

Income from continuing operations	$107.6	—	—	—	—	—		$(3.1)	$98.3

(a)	Represents results from continuing operations. The results exclude the Golf segment which was reported as a discontinued operation in accordance with GAAP beginning in the second quarter of 2011.
(b)	Adjustment to eliminate the financial results of the Home & Security segment from continuing operations. The Home & Security segment will be classified as discontinued operations in accordance with GAAP beginning in the fourth quarter of 2011, the period in which the spin-off of the business occurred and prior historical results will be revised to conform to the discontinued operations presentation.
(c)	Adjustments to reclassify excise taxes to a reduction from “Net sales” and to present “Advertising and marketing” and “Selling, general and administrative” expenses (previously included in “Advertising and other SG&A expenses”) as separate expense lines.
(d)	Adjustments to (i) reduce the Company’s corporate office cost structure effective January 1, 2010 to reflect the expected cost structure of Beam Inc., as a standalone public spirits company immediately following separation; and (ii) reduce interest expense to reflect the assumed reduction of debt on January 1, 2010 as further described in the Notes to Adjusted Pro Forma Financial Information.
(e)	Adjustment to eliminate restructuring and related charges.
(f)	Adjustment to eliminate a loss on the sale of certain brands and related assets.
(g)	Adjustments to eliminate income tax related matters (related to the resolution of routine foreign and US income tax audit examinations) and adjust to the Company’s estimated standalone effective income tax rate.

Beam Inc.

Reconciliation of Adjusted Pro Forma Financial Information

(Unaudited)

	September 30, 2011
(In millions)	GAAP	Home & Security	Pro Forma Adjustments	Adjusted Pro Forma (Non-GAAP)
Assets
Cash and cash equivalents	$476	$(64)	$(300)	$112
Accounts receivable, net	744	(392)	—	352
Inventories
Maturing spirits	1,252	—	—	1,252
Other raw materials, supplies and work in process	313	(196)	—	117
Finished products	384	(173)	—	211

Total inventories	1,949	(369)	—	1,580
Other current assets	453	(114)	—	339

Total current assets	3,622	(939)	(300)	2,383

Property, plant and equipment, net	1,240	(538)	—	702
Goodwill and other intangible assets, net	6,521	(2,249)	—	4,272
Other assets	192	(80)	—	112

Total assets	$11,575	$(3,806)	$(300)	$7,469

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$420	$(3)	$—	$417
Accounts payable	399	(258)	—	141
Long-term debt	2,321	(17)	(800)	1,504
Other liabilities	2,117	(778)	—	1,339

Total liabilities	5,257	(1,056)	(800)	3,401

Equity	6,318	(2,750)	500	4,068

Total liabilities and equity	$11,575	$(3,806)	$(300)	$7,469

	December 31, 2010
	GAAP	Home & Security	Pro Forma Adjustments	Adjusted Pro Forma Results (Non-GAAP)
Assets
Cash and cash equivalents	$865	$(53)	$(140)	$672
Accounts receivable, net	805	(374)	—	431
Inventories
Maturing spirits	1,254	—	—	1,254
Other raw materials, supplies and work in process	291	(180)	—	111
Finished products	312	(154)	—	158

Total inventories	1,857	(334)	—	1,523
Other current assets	400	(114)	—	286

Total current assets	3,927	(875)	(140)	2,912

Property, plant and equipment, net	1,218	(550)	—	668
Goodwill and other intangible assets, net	6,618	(2,253)	—	4,365
Other assets	230	(52)	—	178
Assets of discontinued operations	681	—	(681)	—

Total assets	$12,674	$(3,730)	$(821)	$8,123

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$614	$(3)	$—	$611
Accounts payable	442	(253)	—	189
Long-term debt	3,637	(17)	(1,700)	1,920
Other liabilities	1,960	(783)	—	1,177
Liabilities of discontinued operations	333	—	(333)	—

Total liabilities	6,986	(1,056)	(2,033)	3,897

Equity	5,688	(2,674)	1,212	4,226

Total liabilities and equity	$12,674	$(3,730)	$(821)	$8,123

	September 30, 2010
	GAAP	Home & Security	Pro Forma Adjustments	Adjusted Pro Forma Results (Non-GAAP)
Assets
Cash and cash equivalents	$671	$(55)	$(140)	$476
Accounts receivable, net	750	(375)	—	375
Inventories
Maturing spirits	1,238	—	—	1,238
Other raw materials, supplies and work in process	303	(181)	—	122
Finished products	379	(181)	—	198

Total inventories	1,920	(362)	—	1,558
Other current assets	430	(124)		306

Total current assets	3,771	(916)	(140)	2,715

Property, plant and equipment, net	1,191	(549)	—	642
Goodwill and other intangible assets, net	6,618	(2,254)	—	4,364
Other assets	241	(51)	—	190
Assets of discontinued operations	666	—	(666)	—

Total assets	$12,487	$(3,770)	$(806)	$7,911

Liabilities and Equity
Short-term debt, including current portion of long-term debt	$608	$(3)	$—	$605
Accounts payable	421	(235)	—	186
Long-term debt	3,663	(17)	(1,700)	1,946
Other liabilities	1,919	(795)	—	1,124
Liabilities of discontinued operations	314	—	(314)	—

Total liabilities	6,925	(1,050)	(2,014)	3,861

Equity	5,562	(2,720)	1,208	4,050

Total liabilities and equity	$12,487	$(3,770)	$(806)	$7,911

Note: Pro Forma financial information is not derived in accordance with U.S. GAAP and is provided for informational purposes. Refer to the Notes to Adjusted Pro Forma Financial Information on page 12 for additional information regarding the Company’s use of these non-GAAP measures.

Beam Inc.

Reconciliation of Percentage Change in GAAP Net Sales to Percentage Change in Comparable Net Sales

(Unaudited)

	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2011
	%	%
Spirits Segment Net Sales, GAAP basis (a)	10	13
Spirits excise taxes	3	2
Foreign currency exchange rates	(4)	(5)
Acquisitions/Divestitures	1	2
Impact of change in structure of Australia distribution agreement	2	1
Initial transition to new Australia distribution agreement	—	(3)

Comparable Net Sales	12	10

(a)	Spirits segment GAAP sales expected to be reported in the Company’s SEC Quarterly Report on Form 10-Q for the period ended September 30, 2011.

Note: Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in spirits excise taxes, foreign currency exchange rates, the impact of acquisitions/divestitures, and the impact of a change in a distribution agreement. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

Reconciliation of Adjusted Pro Forma Free Cash Flow

($ in millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Cash Flow From Operations, GAAP Basis	$310.9	$287.9	$317.4	$489.1
Less:
Spirits capital expenditures	45.6	22.5	109.0	60.0
Home & Security and Golf capital expenditures	18.0	19.3	52.6	51.0
Add:
Spirits proceeds from the sale of assets	0.1	41.5	1.0	42.9
Home & Security and Golf proceeds from the sale of assets	0.1	2.2	4.4	91.9

Free Cash Flow	$247.5	$289.8	$161.2	$512.9

Note: Free Cash Flow is Cash Flow from Operations less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment). Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the Company’s ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

($ in millions)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Pro forma income from continuing operations (a)	$83.4	$73.0	$225.2	$197.9
Add back:
Other (income) / expense	(4.0)	1.5	0.1	7.0
Interest	31.0	38.4	93.0	115.2
Depreciation	23.3	21.0	67.2	61.5
Amortization	4.2	4.0	12.2	12.4
Income Taxes	32.0	24.3	81.2	65.9

Adjusted Pro Forma EBITDA	$169.9	$162.2	$478.9	$459.9

(a)	A reconciliation of income from continuing operations to adjusted pro forma income from continuing operations is provided on pages 13and 14.

Note: EBITDA represents pro forma adjusted net income less interest, income taxes, depreciation, amortization and other income/expense. EBITDA is a measure not derived in accordance with GAAP. Management believes that EBITDA provides investors with helpful supplemental information about the Company’s ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

Beam Inc.

Reconciliation of Adjusted Pro Forma Return on Invested Capital (ROIC)

($ in millions)

(Unaudited)

	Rolling twelve months ended September 30, 2011 - Net Income (excluding noncontrolling interests) less Preferred Dividends			Average Invested Capital		ROIC
Unadjusted (GAAP)	$914	(a)	/	$8,865	=	10%
Less: impact of pro forma and other adjustments	495		/	2,677

Adjusted Pro Forma	419		/	6,188	=	7%
Impact of excluding goodwill and intangibles	13		/	(4,306)

Adjusted Pro Forma excl. goodwill and intangibles	$432		/	$1,882	=	23%

(a)	Includes discontinued operations, including gain on sale of discontinued operations.

Note: ROIC is net income plus after-tax interest expense divided by the average of Invested Capital (net debt plus stockholders’ equity less noncontrolling interests). Adjusted Pro Forma ROIC is adjusted based on the amounts described in the Notes to Pro Forma Financial Information.

Projected Full Year 2011 Diluted EPS from Continuing Operations Growth

For the full year 2011, the Company is projecting high single digit growth in diluted EPS from continuing operations on an adjusted pro forma basis. Beginning in the fourth quarter both the Home & Security and Golf businesses will be reflected in discontinued operations. For the full year 2011, the significant adjustments between GAAP continuing operations results and Adjusted Pro Forma results are the adjustments described in the Notes to Pro Forma Financial Information on page 12 and the year to date adjustments in the reconciliation of results for the nine month period ended September 30, 2011. Due to the unpredictable and/or unusual nature of special charges/gains, the Company cannot predict the impact of any such items that may occur during the fourth quarter on its full year GAAP results. On a GAAP basis, diluted earnings per share decreased significantly year-over-year (as compared to Adjusted Pro Forma EPS growth) due to significant charges associated with the separation, including a loss of debt extinguishment of approximately $140 million, business separation costs of more than $100 million through the nine months ended September 30, 2011, and higher corporate cost structure and interest expense, which have been reduced in the Adjusted pro forma results to reflect Beam as a standalone spirits organization, among other items.

Beam Inc.

Reconciliation of Diluted Earnings (Loss) Per Share (EPS) from Continuing Operations

(Unaudited)

	For the three months ended							For the nine months ended
	September 30,		June 30,		March 31,		December 31	September 30,
	2011	2010	2011	2010	2011	2010	2010	2011	2010
GAAP Diluted EPS from continuing operations	$(0.41)	$0.65	$0.65	$1.17	$0.34	$0.29	$0.69	$0.58	$2.11

Impact of Home Spin-Off and other non-GAAP adjustments	0.94	(0.18)	(0.15)	(0.71)	0.07	0.07	(0.06)	0.85	(0.82)

Adjusted pro forma diluted EPS from continuing operations	$0.53	$0.47	$0.50	$0.46	$0.41	$0.36	$0.63	$1.43	$1.29

Reconciliation of Adjusted Pro Forma Net Debt to EBITDA

(Unaudited)

Projected Full Year 2011
Targeted GAAP Beam Inc. debt/operating cash flow	3.5
Impact of using net debt rather than GAAP total debt (a)	(0.5)
Impact of using EBITDA rather than GAAP operating cash flow and pro forma adjustments	(0.5)

Targeted Adjusted pro forma net debt/EBITDA	2.5

(a)	Net debt equals total debt less cash.

Earnings-to-Free-Cash-Flow Conversion Rate

(Unaudited)

Projected Full Year 2011
Targeted GAAP Beam Inc. earnings-to-free-cash flow (a)	> 200

Impact of pro forma adjustments (a)	(110)

Targeted Adjusted Pro Forma Beam earnings-to-free-cash flow	> 90

(a)	Earnings represents income from continuing operations, including the reclassification of Home & Security earnings to discontinued operations. GAAP operating cash flows are not adjusted for discontinued operations. See above for the definition of free cash flow. See the Note above regarding reconciliation of projected full year 2011 adjusted pro forma EPS to GAAP EPS for a discussion of significant differences between adjusted pro forma earnings and GAAP earnings.

Note: The Company believes the above measures are useful in evaluating the Company’s operating results and financial condition. See Notes to Adjusted Pro Forma Financial Information for additional information related to the use of Non-GAAP measures.